Exhibit 99.1

HeartCore Reports Second Quarter 2026 Financial Results

NEW YORK and TOKYO, August 13, 2026 (GLOBE NEWSWIRE) – HeartCore Enterprises, Inc. (Nasdaq: HTCR) (“HeartCore” or the “Company”), an IPO consulting services company based in Tokyo, reported financial results for the second quarter ended June 30, 2026.

Recent Operational Highlights

●	As of June 30, 2026, HeartCore was engaged with 16 Go IPO clients, including 6 clients currently in various stages of preparation for potential initial public offerings and U.S. exchange listings.

●	Entered into an agreement with Luvina Software Joint Stock Company to divest the Company’s 51% equity interest in HeartCore Luvina Vietnam Company Limited (“HeartCore Luvina”) as part of ongoing portfolio optimization.

●	Completed the strategic divestiture of Sigmaways, Inc. (“Sigmaways”), concentrating the Company’s business on Go IPO consulting, capital markets advisory, and financial services.

●	Regained compliance with the $1.00 minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2).

Management Commentary

HeartCore CEO Sumitaka Kanno commented: “During the first half of 2026, we took decisive steps to simplify HeartCore’s operating structure and sharpen our strategic focus. The divestiture of Sigmaways and the pending disposition of our 51% equity interest in HeartCore Luvina Vietnam represent important components of our ongoing portfolio optimization and will allow us to further concentrate resources on our core Go IPO and planned launch of our financial services business. The Nasdaq listing environment remains selective and compliance-driven, reinforcing the importance of disciplined client selection and thorough preparation. Accordingly, we are prioritizing opportunities with clients that we believe demonstrate stronger fundamentals, organizational readiness, and a clear path toward satisfying U.S. regulatory and exchange-listing requirements. With a streamlined portfolio and a more focused pipeline, we believe HeartCore is better positioned to deepen client relationships and advance its capital markets and financial services initiatives.”

Second Quarter 2026 Financial Results

Revenues increased by 71.6% to $321,000, compared to $187,000 in the same period last year. The increase was primarily due to an increase in software development services revenue in connection with additional customer orders obtained by HeartCore Luvina, the Company’s Vietnamese subsidiary, partially offset by a decrease in Go IPO consulting services revenue primarily due to fewer Go IPO customers and extensions of IPO timelines by IPO customers during the current period.

Gross loss was $70,000, compared to gross loss of $23,000 in the same period last year. The increase in gross loss was primarily due to a decrease in gross profit from Go IPO consulting services, as the Company devoted additional efforts and resources, and incurred more outsourcing expenses, to enhance its Go IPO consulting customer experience, partially offset by an increase in gross profit from software development services in light of the increase in sales.

Operating expenses were $754,000, compared to $745,000 in the same period last year. The increase was primarily due to an increase in general and administrative expenses, partially offset by a decrease in selling expenses.

Net loss was $2.0 million, compared to net income of $1.1 million in the same period last year, as a result of the aforementioned increase in gross loss, a shift from other income to other expenses, and a loss from discontinued operations.

Adjusted EBITDA was $(1.3) million for the second quarter of 2026, compared to Adjusted EBITDA of $(0.1) million in the same period last year.

Six Months Ended June 30, 2026 Financial Results

Revenues increased by 25.9% to $554,000 for the first six months of 2026, compared to $440,000 in the same period last year. The increase was primarily due to an increase in software development services revenue in connection with additional customer orders obtained by HeartCore Luvina, partially offset by a decrease in Go IPO consulting services revenue primarily due to fewer Go IPO customers and extensions of IPO timelines by IPO customers during the current period.

Gross loss was $178,000, compared to gross profit of $75,000 in the same period last year. The decline in gross profit was primarily due to a decrease in gross profit from Go IPO consulting services, as the Company devoted additional efforts and resources to enhance its Go IPO consulting customer experience, resulting in a gross loss from Go IPO consulting services, partially offset by an increase in gross profit from software development services in light of the increase in sales.

Operating expenses were $2.0 million, compared to $1.9 million in the same period last year. The increase was primarily due to an increase in general and administrative expenses, partially offset by a decrease in selling expenses.

Net loss was $4.0 million, compared to a net loss of $2.1 million in the same period last year, as a result of the aforementioned decrease in gross profit, an increase in other expenses, and a loss from discontinued operations.

Adjusted EBITDA was $(2.9) million for the six months ended June 30, 2026, compared to Adjusted EBITDA of $(1.2) million in the same period last year.

As of June 30, 2026, the Company had cash and cash equivalents of $587,000.

About HeartCore Enterprises, Inc.

HeartCore Enterprises, Inc. is headquartered in Tokyo, Japan, and is a leading consulting services company providing U.S. market listing support and related advisory services primarily to Japanese corporate clients. For more information, please visit https://heartcore-enterprises.com/.

Non-GAAP Financial Measures

This document includes references to Adjusted EBITDA, which is a non-GAAP financial measure. For the purposes of this presentation, Adjusted EBITDA is calculated by adjusting net loss to exclude depreciation and amortization, changes in fair value of investments in marketable securities, changes in fair value of investment in warrants, changes in fair value of derivative liability, interest income, interest expenses, other income, and other expenses.

This measure is presented as supplemental information and is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”).

Management believes that Adjusted EBITDA provides useful information to investors by highlighting the Company’s core operational performance, excluding non-cash and non-recurring items. However, non-GAAP financial measures have limitations and should not be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.

For the six months ended June 30,
Item	2026	2025
Net loss	($4.0) million	($2.1) million
(+) Depreciation	$0.0 million	$0.0 million
(+) Changes in fair value of investments in marketable securities	$0.8 million	$0.9 million
(+) Changes in fair value of investment in warrants	$0.0 million	($0.1) million
(+) Changes in fair value of derivative liability	($0.0) million	$0.0 million
(+) Interest income	($0.0) million	($0.0) million
(+) Interest expenses	$0.0 million	$0.0 million
(+) Other income	($0.0) million	($0.0) million
(+) Other expenses	$0.3 million	$0.0 million
Adjusted EBITDA	($2.9) million	($1.2) million

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, or the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as “believed,” “intend,” “expect,” “anticipate,” “plan,” “potential,” “continue,” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks, and uncertainties are discussed in HeartCore’s filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond HeartCore’s control which could, and likely will materially affect actual results, and levels of activity, performance, or achievements. Any forward-looking statement reflects HeartCore’s current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. HeartCore assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The contents of any website referenced in this press release are not incorporated by reference herein.

HeartCore Investor Relations Contact:

Gateway Group, Inc.

John Yi and Steven Shinmachi

HTCR@gateway-grp.com

(949) 574-3860

HEARTCORE ENTERPRISES, INC.

CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2026	2025
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$587,074	$1,904,826
Accounts receivable	62,770	22,830
Investments in marketable securities	2,668,317	3,690,187
Prepaid expenses	114,340	127,565
Deferred offering costs	250,000	250,000
Other current assets	113,670	208,503
Current assets of discontinued operations	-	920,683
Proceeds receivable from sale of discontinued operations	467,970	1,291,298
Total current assets	4,264,141	8,415,892

Non-current assets:
Property and equipment, net	252,389	275,465
Operating lease right-of-use assets	412,976	17,781
Long-term investment in warrants	121,774	280,924
Deferred tax assets	22,286	23,121
Security deposits	270,525	281,313
Other non-current assets	816	549
Non-current assets of discontinued operations	-	29,437
Long-term proceeds receivable from sale of discontinued operations	3,520,918	3,736,995
Total non-current assets	4,601,684	4,645,585

Total assets	$8,865,825	$13,061,477

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$286,711	$299,042
Accounts payable and accrued expenses - related party	33,946	124,618
Accrued payroll and other employee costs	88,057	64,203
Due to related party	460	285
Insurance premium financing	66,327	13,430
Operating lease liabilities, current	280,326	17,781
Income tax payables	1,737,804	1,857,386
Deferred revenue	568,773	676,216
Derivative liability	74,461	121,719
Other current liabilities	523,236	526,984
Current liabilities of discontinued operations	-	1,628,586
Total current liabilities	3,660,101	5,330,250

Non-current liabilities:
Operating lease liabilities, non-current	139,094	-
Non-current liabilities of discontinued operations	-	448,376
Total non-current liabilities	139,094	448,376

Total liabilities	3,799,195	5,778,626

Shareholders’ equity:
Preferred shares, $0.0001 par value, 20,000,000 shares authorized; Series A convertible preferred shares, 4,000 shares designated, 617 and 1,017 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively; aggregate liquidation preference of $748,228 and $1,158,362 as of June 30, 2026 and December 31, 2025, respectively	419,741	691,858
Common shares, $0.0001 par value, 200,000,000 shares authorized, 1,441,565 and 1,270,991 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively*	144	127
Additional paid-in capital	22,128,976	21,902,169
Accumulated deficit	(17,650,321)	(13,755,534)
Accumulated other comprehensive loss	(2,702)	(58,497)
Total HeartCore Enterprises, Inc. shareholders’ equity	4,895,838	8,780,123
Non-controlling interests	170,792	(1,497,272)
Total shareholders’ equity	5,066,630	7,282,851

Total liabilities and shareholders’ equity	$8,865,825	$13,061,477

HEARTCORE ENTERPRISES, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

	For the Six Months
	Ended June 30,
	2026	2025

Revenues	$553,926	$439,909
Cost of revenues (including cost of revenues resulting from transactions with a related party of $151,143 and $265,678 for the three and six months ended June 30, 2026, respectively, and of $31,328 and $56,523 for the three and six months ended June 30, 2025, respectively)	732,056	365,142
Gross profit (loss)	(178,130)	74,767

Operating expenses:
Selling expenses	69,203	214,596
General and administrative expenses (including general and administrative expenses resulting from transactions with a related party of nil for the three and six months ended June 30, 2026, and of $11,433 and $29,048 for the three and six months ended June 30, 2025, respectively)	1,888,888	1,708,906
Total operating expenses	1,958,091	1,923,502

Loss from continuing operations	(2,136,221)	(1,848,735)

Other income (expenses):
Changes in fair value of investments in marketable securities	(817,491)	(928,955)
Changes in fair value of investment in warrants	(16,635)	72,660
Changes in fair value of derivative liability	47,258	-
Interest income	601	3,444
Interest expenses	(4,477)	(5,874)
Other income	31,181	22,995
Other expenses	(349,386)	(913)
Total other income (expenses)	(1,108,949)	(836,643)

Income (loss) from continuing operations before income tax expense	(3,245,170)	(2,685,378)

Income tax expense	38,341	45,581

Net income (loss) from continuing operations	(3,283,511)	(2,730,959)
Income (loss) from discontinued operations, net of income tax	(732,723)	655,084
Net income (loss)	(4,016,234)	(2,075,875)
Less: net income from continuing operations attributable to non-controlling interests	30,074	18,888
Less: loss from discontinued operations attributable to non-controlling interests	(151,521)	(107,673)
Net income (loss) attributable to HeartCore Enterprises, Inc.	(3,894,787)	(1,987,090)
Dividends accrued on Series A convertible preferred shares	(47,324)	(611)
Net income (loss) attributable to HeartCore Enterprises, Inc. common shareholders	$(3,942,111)	$(1,987,701)

Other comprehensive income (loss):
Foreign currency translation adjustment	(34,513)	48,038

Total comprehensive income (loss)	(4,050,747)	(2,027,837)
Less: comprehensive loss attributable to non-controlling interests	(130,384)	(89,935)
Comprehensive income (loss) attributable to HeartCore Enterprises, Inc.	$(3,920,363)	$(1,937,902)

Net income (loss) from continuing operations attributable to HeartCore Enterprises, Inc. per common share*
Basic	$(2.51)	$(2.49)
Diluted	$(2.51)	$(2.49)

Income (loss) from discontinued operations per common share*
Basic	$(0.43)	$0.69
Diluted	$(0.43)	$0.69

Net income (loss) attributable to HeartCore Enterprises, Inc. per common share*
Basic	$(2.94)	$(1.80)
Diluted	$(2.94)	$(1.80)

Weighted average common shares outstanding*
Basic	1,341,297	1,103,617
Diluted	1,341,297	1,105,245

HEARTCORE ENTERPRISES, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Six Months Ended
	June 30,
	2026	2025

Cash flows from operating activities of continuing operations:
Net loss	$(4,016,234)	$(2,075,875)
Income (loss) from discontinued operations, net of income tax	(732,723)	655,084
Net loss from continuing operations	(3,283,511)	(2,730,959)
Adjustments to reconcile net loss from continuing operations to net cash flows used in operating activities of continuing operations:
Depreciation expense	15,394	28,728
Loss on disposal of property and equipment	-	116,981
Non-cash lease expense	133,553	30,620
Gain on termination of lease	-	(9,059)
Deferred income taxes	-	27,673
Stock-based compensation	2,031	60,204
Changes in fair value of investments in marketable securities	817,491	928,955
Changes in fair value of investment in warrants	16,635	(72,660)
Changes in fair value of derivative liability	(47,258)	-
Gain on settlement of asset retirement obligations	-	(45,873)
Changes in assets and liabilities:
Accounts receivable	(40,102)	(30,439)
Prepaid expenses	120,260	60,557
Other assets	83,271	152,927
Accounts payable and accrued expenses	(9,464)	(106,918)
Accounts payable and accrued expenses - related party	(90,717)	(23,386)
Accrued payroll and other employee costs	25,945	(35,053)
Due to related party	191	(884)
Operating lease liabilities	(126,904)	(23,648)
Income tax payables	11,150	(105,946)
Deferred revenue	(107,443)	(190,163)
Other liabilities	(3,278)	2,865
Net cash flows used in operating activities of continuing operations	(2,482,756)	(1,965,478)

Cash flows from investing activities of continuing operations:
Purchases of property and equipment	(1,840)	-
Proceeds from sale of marketable securities	346,894	1,071,732
Net cash flows provided by investing activities of continuing operations	345,054	1,071,732

Cash flows from financing activities of continuing operations:
Payments for finance lease	-	(8,375)
Repayment of insurance premium financing	(55,103)	(65,257)
Proceeds from issuance of common shares related to at the market offering agreement	-	30,445
Proceeds from collection of subscription receivable	-	103,942
Proceeds from exercise of stock options	-	117,000
Proceeds from issuance of Series A convertible preferred shares and common shares related to securities purchase agreement, net of share issuance costs	-	1,800,000
Net cash flows provided by (used in) financing activities of continuing operations	(55,103)	1,977,755

Cash flows from discontinued operations:
Net cash flows used in operating activities of discontinued operations	(11,397)	(709,414)
Net cash flows provided by investing activities of discontinued operations	844,198	19,904
Net cash flows used in financing activities of discontinued operations	(22,134)	(206,988)
Net cash flows provided by (used in) discontinued operations	810,667	(896,498)

Effect of exchange rate changes	(16,750)	39,022

Net change in cash and cash equivalents	(1,398,888)	226,533
Cash and cash equivalents - beginning of the period	1,985,962	2,121,089
Cash and cash equivalents - end of the period	$587,074	$2,347,622

Supplemental cash flow disclosures:
Interest paid	$30,674	$63,320
Income taxes paid (received), net	$(17,394)	$131,118

Non-cash investing and financing transactions:
Insurance premium financing	$108,000	$139,500
Warrants converted to marketable securities	$142,515	$-
Operating lease right-of-use assets obtained in exchange for operating lease liabilities	$552,577	$23,495
Dividends accrued on Series A convertible preferred shares	$47,324	$611
Series A convertible preferred shares converted to common shares	$272,117	$-
Issuance of common shares related to equity purchase agreement	$-	$250,000